UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2012

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On November 10, 2012, Steinway, Inc. (“Steinway”), a subsidiary of Steinway Musical Instruments, Inc., signed a Letter of Intent (“LOI”) to sell its building on West 57th Street in New York City. This LOI includes both Steinway and the owner of the land as the sellers. Anticipated transaction proceeds of $195.0 million will be for both the land and the building. Proceeds to be received by Steinway total $56.3 million, of which $20.0 million will be held in escrow until Steinway vacates the space it currently occupies in the building. The LOI stipulates that twelve months advance notice must be given by either the buyer or the seller with respect to vacating the occupied space.

The building has a current book value of $23.1 million and a tax basis of approximately $21.0 million.

Steinway intends to complete negotiations of a purchase and sale agreement within the next two weeks and anticipates closing the transaction prior to the end of 2012. However, no assurance can be made that a definitive agreement will be reached or that the transaction will close within the anticipated timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 14, 2012	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer